SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of report (Date of earliest event reported):  June 4, 1996



                   BURLINGTON NORTHERN SANTA FE CORPORATION
            (Exact name of registrant as specified in its charter)


         Delaware                  1-11535         41-1804964

(State or other jurisdiction of  (Commission     (I.R.S. Employer
incorporation or organization)   File Number)    Identification No.)


    3800 Continental Plaza,
       777 Main St.
     Fort Worth, Texas                                          76102-5384

  (Address of principal executive offices)                       (Zip Code)


     Registrant's telephone number, including area code:  (817) 333-2000


                                Not Applicable

        (Former name or former address, if changed since last report)


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Item 5.  Other Events

         Burlington Northern Santa Fe Corporation's ("BNSF") railroad operating subsidiaries -- Burlington Northern Railroad Company ("BNRR") and The
Atchison, Topeka and Santa Fe Railway Company ("ATSF") - are actively involved in industry-wide labor contract negotiations which began in late 1994. Wages, health and welfare benefits, work rules and other issues are being or have been negotiated for substantially all rail union employees. Labor unions represent approximately 87 percent of BNRR and ATSF employees under collective bargaining agreements with 13 different labor organizations.

          Agreements covering BNRR's and ATSF's operating crafts were reached in May 1996. BNRR's and ATSF's multi-employer bargaining representative, the National Carriers' Conference Committee ("NCCC"), had previously reached a tentative agreement with the United Transportation Union ("UTU"), subject to UTU member ratification, resolving wage, benefit and work rule issues through 1999. Although the UTU members voted to reject the tentative agreement, the UTU and the NCCC agreed to accept binding arbitration and on May 8, 1996, an arbitration panel imposed the terms of the previously-reached tentative agreement on the NCCC and the UTU.

          An agreement similar to the UTU agreement was reached in February 1996 with the Brotherhood of Locomotive Engineers ("BLE"). The BLE membership ratified the agreement with respect to both BNRR and ATSF in late May 1996.

          As to non-operating crafts, a tentative agreement was reached between the NCCC and the Brotherhood of Railway Signalmen ("BRS") in May 1996.
 The results of the BRS ratification process should be known by the end of June 1996.

          On April 5, 1996, the National Mediation Board ("NMB") proffered binding arbitration to the Transportation Communications Union ("TCU"); following the TCU's rejection of the NMB's proffer, the TCU was released from mediation on April 8, 1996. On April 15, 1996, the NMB proffered binding arbitration to the International Brotherhood of Electrical Workers ("IBEW"), the International Association of Machinists and Aerospace Workers ("IAM"), and the Sheet Metal Workers' International Association ("SMW"). All four unions rejected the NMB's proffer and were released from mediation on April 17, 1996.

          On April 29, 1996, the NMB proffered binding arbitration to the Brotherhood of Maintenance of Way Employees ("BMWE"). The NCCC agreed to accept binding arbitration but the BMWE rejected the NMB's proffer on May 14, 1996 and was released from mediation. The BMWE and one other union are challenging in federal court the railroads' right to negotiate on a multi-employer basis.

          The NMB's releases trigger the procedures under the Railway Labor Act, starting with a 30-day "cooling off" period. The TCU had announced that it intended to strike one or more of the nation's major freight rails on May 9, 1996 following the expiration of its cooling-off period. However, President Clinton appointed Presidential Emergency Board ("PEB") No. 228 on May 8, 1996 to investigate and report on the dispute between the TCU and the NCCC. Similarly, on May 15, 1996 President Clinton appointed PEB No. 229 to investigate and report on the dispute between the BMWE and the NCCC, and on May 17, 1996 appointed PEB No. 230 to investigate and make recommendations in the disputes with the IBEW, SMW, and IAM. The appointment of presidential emergency boards by President Clinton deferred the possibility of an interruption of service for an additional 60 days, after which the parties can engage in "self-help" remedies (such as a strike or lockout) absent congressional intervention.

          The ultimate outcome of negotiations cannot be predicted and the potential exists for one or more work stoppages in the railroad industry in 1996 which may affect BNRR and ATSF. Existing collective bargaining agreements will remain in effect until new agreements are reached or until the Railway Labor Act's procedures are exhausted.

                                  SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                     BURLINGTON NORTHERN SANTA FE CORPORATION
                         (Registrant)




                         By: /s/ Thomas N. Hund

                              Thomas N. Hund
                              Vice President and Controller
                              (On behalf of the Registrant and as
                              Principal Accounting Officer)




Schaumburg, Illinois
Date:  June 4, 1996